DOLLAR GENERAL CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement is made and entered into as of the 2nd day of April, 2003, by and between DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Company”), and DAVID A. PERDUE, Chief Executive Officer of the Company (the “Employee”).

WHEREAS, the Company has agreed to grant to the Employee an option to purchase 500,000 shares of Company common stock (the “Common Stock”) pursuant to the terms of an Employment Agreement, dated as of April 2, 2003, by and between the Company and the Employee (the “Employment Agreement”); and

WHEREAS, the agreement to grant the option was a material inducement to the Employee’s entering into the Employment Agreement; and

WHEREAS, the Employment Agreement contemplates the execution of an option agreement evidencing the option grant; and

WHEREAS, although the option is not being granted under or pursuant to the Company’s 1998 Stock Incentive Plan (the “Plan”), the terms of such Plan shall apply to the option to the extent such Plan terms do not conflict with the terms of the Employment Agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including the services to be rendered to the Company by the Employee, the Company does hereby grant an option to the Employee, and the Employee accepts such option, on the following terms and conditions:

(1)

Grant of Option and Option Price.  The Company hereby grants to the Employee the right and option (the “Option”) to purchase out of the Company’s authorized and unissued shares, all or any part of the number of shares of Common Stock herein set forth, at the exercise price per share herein set forth, subject to all the restrictions, limitations and other terms and provisions of the Employment Agreement, the Plan (solely to the extent such terms do not conflict with the terms of the Employment Agreement) and this Agreement:

Number of shares covered by this Option:  500,000

Exercise price per share:

  $12.68

(2)

Term of Option.  This Option is not exercisable after the expiration of ten (10) years from April 2, 2003, the date on which the Option was granted by the Company’s Board of Directors, subject to earlier termination as provided in the Employment Agreement or the Plan.

(3)

Vesting and Exercisability.  Except as may be provided in the Employment Agreement in cases of death, Disability (as defined in the Employment Agreement) or termination of employment, or in the Plan in cases of Retirement (as defined in the Plan), this Option, subject to all the restrictions, limitations and other terms and provisions of the Employment Agreement, the Plan and this Agreement, shall vest and become exercisable in accordance with the following schedule:

Number of Shares

Vesting Date

166,666

April 2, 2005

333,334

April 2, 2006

(4)

Non-transferability.  This Option is not transferable by the Employee other than to a member of Employee’s Immediate Family (as defined in the Plan) or a trust for the benefit of Employee or a member of his Immediate Family (as defined in the Plan), or by will or the laws of descent and distribution, or as otherwise provided from time to time in the Plan.

(5)

Agreement Subject to Employment Agreement and Plan. This Agreement does not undertake to express all conditions, terms and provisions of the Employment Agreement and the Plan. The grant, and any exercise, of this Option is subject in all respects to all of the restrictions, limitations and other terms and provisions of the Employment Agreement and the Plan, each of which, by this reference, are incorporated herein to the same extent as if copied verbatim. Where the terms of the Plan conflict with the terms of the Employment Agreement, the terms of the Employment Agreement shall govern and take precedence in all cases. The Company and the Employee hereby acknowledge, confirm and agree that the Option is not granted under or pursuant to the terms of the Plan and the terms of the Plan shall govern the Option as provided herein solely as a contractual convenience.

(6)

Acceptance of Option.  The Employee hereby accepts this Option subject to all the restrictions, limitations and other terms and provisions of the Employment Agreement, the Plan and this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

DOLLAR GENERAL CORPORATION

By: /s/ Melissa J. Buffington_____________

Name: Melissa J. Buffington_____________

Title:  Sr VP, HR and Strategic Planning____

DAVID A. PERDUE

/s/ David A. Perdue_______________________

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